Exhibit 10.7

FANNIE MAE
NONQUALIFIED STOCK OPTION GRANT
FOR NONMANAGEMENT DIRECTORS
Award Document

This grant of Nonqualified Stock Options from Fannie Mae (the “Corporation”), is made to ? as a Nonmanagement Director (the “Optionee”) and is effective as of ?, 200?.

WITNESSETH:

1.	Grant of Option. Pursuant to the provisions of the Fannie Mae Stock Compensation Plan of 2003 (hereinafter called the “Plan”), the Corporation hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the option to purchase from the Corporation all or any part of an aggregate of ? shares of Common Stock ($0.525 stated value) of the Corporation (hereinafter called “Common Stock”) at the purchase price of $? per share, such option to be exercised as hereinafter provided.

2.	Definitions. All capitalized terms used herein and not otherwise defined have the meanings given them in the Plan.

3.	Terms and Conditions. It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

(a)	Option Period and Ability to Exercise. The option shall be for ten years and shall expire as of the close of business on ? . Subject to subparagraph (d) of this paragraph 3, this option shall vest and become exercisable over a four-year period at a rate of 25 percent each year on the anniversary date of the grant.

(b)	Exercise of Option. Subject to the other terms hereof and the Plan regarding the exercisability of this option, this option may be exercised in whole or from time to time in part until the date of expiration of this option under either subparagraph (a) or (d) of this paragraph 3, whichever is earlier. The Optionee may exercise this option by providing written notice, or any other authorized method (including in electronic form), to the Corporation or its designee specifying the number of shares as to which the option is being exercised.

(c)	Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which this option shall be exercised shall be paid in accordance with Section 6.3 of the Plan.

(d)	Exercise in the Event of Termination of Directorship. If the Optionee’s service as a member of the Board is terminated for any reason, this option shall immediately vest in full and may be exercised until the earlier of one year after the date of such termination or the expiration of the stated term of this option.

(e)	Transferability of Option. This option shall not be transferable other than in accordance with the terms of the Plan.

(f)	Adjustments in Event of Change in Stock. In the event of any change in the Common Stock by reason of an event described in Section 8.2(a) of the Plan, the adjustments provided in Section 8.2(b) of the Plan shall be made. Any adjustment so made shall be final and binding upon the Optionee.

(g)	Optionee Has No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this option prior to the date of issuance to the Optionee of such shares.

(h)	Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

4.	Optionee Bound by Plan. Optionee is bound by all the terms and provisions of the Plan and the Plan’s administrator’s records. In the event of a conflict between this Award Document and the terms of the Plan or the records of the Plan’s administrator, the terms of the Plan and records of the Plan’s administrator shall control.